Exhibit 5.1

314.444.7600 (direct)		600 Washington Avenue
314.241.6056 (fax)		Suite 2500
www.lewisrice.com	Attorneys at Law	St. Louis, Missouri 63101

February 19, 2026

The Board of Directors
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144

Re:    Registration on Form S-3 of Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Warrants, Purchase Contracts and Units

Ladies and Gentlemen:
We have acted as counsel to Post Holdings, Inc., a Missouri corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings by the Company, from time to time, of the following securities: (i) shares of common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) one or more series of the Company’s unsecured senior debt securities (the “Senior Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (the form of which is included as Exhibit 4.8 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (each such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the Senior Debt Securities, is a “Senior Indenture”); (iv) one or more series of the Company’s unsecured subordinated debt securities (the “Subordinated Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (the form of which is included as Exhibit 4.9 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (each such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable Subordinated Debt Securities, is a “Subordinated Indenture”); (v) warrants to purchase Common Stock, Preferred Stock or other securities described in the Registration Statement (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of first issuance of the applicable Warrants thereunder; (vi) purchase contracts including contracts (a) obligating or entitling holders to purchase from the Company, and obligating or entitling the Company to sell to holders, a specific number of shares of Common Stock, Preferred Stock or other securities, property or assets, at a future date or dates or (b) obligating or entitling the Company to purchase from holders, and obligating or entitling holders to sell to the Company, a specific or varying number of shares of Preferred Stock, Common Stock or other securities, property or assets, at a future date (each, a “Purchase Contract”), which may be issued under agreements (each, a “Purchase Contract Agreement”) to be dated on or about the date of first issuance of the applicable Purchase Contracts thereunder; and (vii) units comprised of one or more shares of Common Stock, Preferred Stock, Warrants or Purchase Contracts, in any combination (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”) to be dated on or about the date of first issuance of the applicable Units thereunder. (The Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Warrants, Purchase Contracts and Units are sometimes collectively referred to herein as the “Securities,” and individually as a “Security.”)
Established 1909

Post Holdings, Inc.
February 19, 2026

The Registration Statement, and the prospectus included therein (the “Prospectus”), provide that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement,” and collectively, together with the Registration Statement and the Prospectus, the “Registration Documents”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and we express no opinion herein as to any matters other than as to the legality of the Securities.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Articles of Incorporation of the Company, as in effect as of the date hereof (the “Articles of Incorporation”); (ii) the Amended and Restated Bylaws of the Company, as in effect as of the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; and (iv) the Registration Statement, including the form of Senior Indenture and the form of Subordinated Indenture included as exhibits thereto, and Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of natural persons who are signatories to the documents examined by us; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the legal power and authority of all persons (other than officers of the Company) signing on behalf of the parties to all documents. To the extent that the obligations or entitlements of the Company depend on the enforceability of any agreement against any other parties thereto, we have assumed that such agreement is enforceable against such other parties.
With respect to our opinions as to the Common Stock and Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock and/or Preferred Stock, as the case may be, has been or will be authorized and available for issuance and that the consideration for the issuance and sale of such Common Stock and/or Preferred Stock (or Warrants, Purchase Contracts or Units exercisable for or convertible into Common Stock and/or Preferred Stock) will be in an amount that is not less than the par value of the Common Stock and/or Preferred Stock, as the case may be. We have also assumed that any Warrants, Purchase Contracts or Units offered under the Registration Statement, and the related Warrant Agreements, Purchase Contract Agreements or Unit Agreements, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that, in the case of any Senior Debt Securities or Subordinated Debt Securities offered under the Registration Statement, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the SEC and the applicable Senior Indenture or Subordinated Indenture, as the case may be, and any supplemental indenture relating to either such indenture, will be duly authorized, executed and delivered by the Company and the trustee named therein and duly qualified under the TIA and the Senior Debt Securities or Subordinated Debt Securities will be duly executed by the Company and authenticated by the trustee named in the applicable indenture. We have also assumed that with respect to any Securities being issued upon exercise or conversion of any Warrants, Purchase Contracts or Units, the applicable Warrant Agreement, Purchase Contract Agreement or Unit Agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Post Holdings, Inc.
February 19, 2026

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, exceptions, limitations and qualifications herein stated, we are of the opinion that:
1.When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor (a) in an amount not less than the par value thereof in the manner contemplated by the Registration Documents, (b) in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement or upon exercise or conversion in accordance with the terms of any Warrants, Purchase Contracts or Units, and (c) in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (i) available under the Articles of Incorporation and (ii) authorized by the board of directors in connection with the offering contemplated by the Registration Documents, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation, and an issuance thereof has been duly authorized by all necessary corporate action of the Company, including any required filing of a certificate of designation, preferences and rights with respect to such series, upon issuance, delivery and payment therefor (a) in an amount not less than the par value thereof in the manner contemplated by the Registration Documents, (b) in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement or upon exercise or conversion in accordance with the terms of any Warrants, Purchase Contracts or Units, and (c) in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (i) available under the Articles of Incorporation and (ii) authorized by the board of directors in connection with the offering contemplated by the Registration Documents, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3.When the applicable Senior Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Senior Debt Securities have been duly established in accordance with the terms of the applicable Senior Indenture and authorized by all necessary corporate action of the Company, and such Senior Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Senior Indenture and in the manner contemplated by the Registration Documents and by such corporate action, such Senior Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.When the applicable Subordinated Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Subordinated Debt Securities have been duly established in accordance with the terms of the applicable Subordinated Indenture and authorized by all necessary corporate action of the Company, and such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Subordinated Indenture and in the manner contemplated by the Registration Documents and by such corporate action, such Subordinated Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.When (a) the applicable Warrant Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company, and (c) such Warrants have been duly executed, authenticated, issued and delivered against payment therefor (i) in accordance with the terms of the applicable Warrant Agreement and (ii) in the manner contemplated by the Registration Documents and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.When (a) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular issuance of Purchase Contracts

Post Holdings, Inc.
February 19, 2026

have been duly established in accordance with the terms of the applicable Purchase Contract Agreement and authorized by all necessary corporate action of the Company, and (c) such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor (i) in accordance with the terms of the applicable Purchase Contract Agreement and (ii) in the manner contemplated by the Registration Documents and by such corporate action (assuming the securities issuable upon exercise of such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
7.When (a) the applicable Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable Unit Agreement and authorized by all necessary corporate action of the Company, and (c) such Units have been duly executed, authenticated, issued and delivered against payment therefor (i) in accordance with the terms of the applicable Unit Agreement and (ii) in the manner contemplated by the Registration Documents and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
Our opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement. Our opinions herein reflect only the application of applicable Missouri and New York state laws and the federal laws of the United States, in each case as in effect as of the date hereof, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Sincerely,

LEWIS RICE LLC
/s/ Lewis Rice LLC